ARTICLES OF AMENDMENT OF TSANGARIS MARINE SERVICES INC	Exhibit 3.132

We, the undersigned, being the duly appointed, qualified and acting President/Treasurer/Director and V. President/Secretary/Director of “TSANGARIS MARINE SERVICES INC” (the “Corporation”), a Corporation organized under the Laws of the Republic of Liberia on the 1st September 2005, with Registration Number C-107667, hereby

CERTIFY THAT:

1. The name of the corporation is “TSANGARIS MARINE SERVICES INC”

2. The Articles of Incorporation were filed with the Minister of Foreign Affairs as of the 1st day of September 2005.

3. No amendment has been made to the Articles of Incorporation prior to the filing of these Articles of Amendment.

4. The amendment to the Articles of Incorporation was authorised by vote of the holders of a majority of all outstanding shares entitled to vote thereon.

5. Section A of the Articles of Incorporation presently reads as follows:

A.- The name of the corporation shall be:

TSANGARIS MARINE SERVICES INC

Is hereby amended to read as follows:

A. The name of the Corporation shall be:

ANEMI MARITIME SERVICES S.A.

6. The Restated Articles of Incorporation as here included restate but do not change the provisions of the original Articles of Incorporation as amended and there is no discrepancy between the provisions of the Articles of Incorporation as previously amended, and e provisions of the Restated Articles of Incorporation.

7. The Articles of Incorporation, as previously amended are restated as follows:

A.- The name of the Corporation shall be:

ANEMI MARITIME SERVICES S.A.

IN WITNESS WHEREOF, the undersigned have executed these Articles of Amendment on this 6th day of October 2005.

/s/ Ioannis Kouimanis
Ioannis Kouimanis

President/Treasurer/Director

/s/ Moschos Apostolidis
Moschos Apostolidis V.President/Secretary/Director

NOTARIAL STATEMENT:

On this 6th day of October 2005 before me personally came Mr. Ioannis Kouimanis and Mr. Moschos Apostolidis known to me to be the individuals described in and who executed the foregoing instrument and they severally duly acknowledge to me that the execution thereof was the act and deed of the Corporation.

/s/ Nick Soutos
Nick Soutos Consul General Consulate General of Liberia